Exhibit a(2)

                                  GENESYS S.A.

          OFFER TO GRANT ELIGIBLE EMPLOYEES THE OPPORTUNITY TO RENOUNCE
                 THE RIGHT TO THE BENEFIT OF OUTSTANDING OPTIONS
                       GRANTED TO SUCH ELIGIBLE EMPLOYEES
                 UNDER GENESYS S.A'S STOCK INCENTIVE PLAN AND/OR
                        THE 1998 FRENCH STOCK OPTION PLAN
                                 FOR NEW OPTIONS

                         THE OFFER AND WITHDRAWAL RIGHTS
                     EXPIRE AT 11:59 P.M., EASTERN STANDARD
                           TIME ON DECEMBER 18, 2002,
                     UNLESS THE OFFER IS EXTENDED BY GENESYS

To: Genesys S.A.
Attention: Mr. Patrick Janel
L'Acropole
954-980 Avenue Jean Mermoz
CS 69004 34967, Montpellier Cedex 2
France
Telephone:  +33 4 99 13 27 93
Facsimile:  +33 4 99 13 25 31

       Delivery of the signature page of this acceptance letter by regular external mail to an address other than as set forth above, a transmission via facsimile to a number other than as set forth above or any form of interoffice mail will not constitute a valid delivery.

       Pursuant to the terms and subject to the conditions of the Offer to Exchange dated November 19, 2002 and this Acceptance Letter, I hereby renounce the benefit of all of my eligible options to purchase ordinary shares or American Depositary Shares, as applicable, of Genesys S.A. that were granted to me under the Genesys Stock Incentive Plan and/or the 1998 French stock option plan that are outstanding on the expiration date of the Offer.

To Genesys S.A.:

         Upon the terms and subject to the conditions set forth in the Offer to Grant Eligible Employees the Opportunity to Renounce the Benefit of Outstanding Options Granted to such Eligible Employees under the Genesys Stock Incentive Plan and/or the 1998 French Stock Option Plan, dated November 19, 2002 (the "Offer to Renounce"), my receipt of which I hereby acknowledge, and in this Acceptance Letter (this "Letter" which, together with the Offer to Renounce, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby renounce the benefit of all of my options to purchase ordinary shares or American Depositary Shares, as applicable, of Genesys S.A. (the "Shares") to Genesys S.A., a company organized under the laws of France (the "Company"), that were granted to me under the Genesys Stock Incentive Plan and/or the 1998 French stock option plan (the "Renounced Options") that are outstanding on the expiration date of the Offer for "New Options." One new option will be granted for every one Renounced Option that is accepted for renunciation and cancelled in the Offer, subject to adjustments for any future stock splits, stock dividends and similar events, in accordance with the terms of the applicable Option Plan (as defined below).

         However, the Company will not issue any New Options exercisable for fractional shares. Instead, the Company will round down to the nearest whole number of New Options with respect to each grant of Renounced Options. Each option entitles me to purchase one Genesys ordinary share or two (2) American Depositary Shares, as applicable, in accordance with the terms of the applicable Option Plan and option grant agreement or certificate, as applicable.

         New Options issued for Renounced Options granted under the terms of the Genesys Stock Incentive Plan (the "Stock Incentive Plan") will be subject to the terms of the Stock Incentive Plan and to a new option option grant agreement or certificate, as applicable, to be issued by the Company. New Options issued for Renounced Options granted under the terms of the 1998 French stock option plan (the "French Option Plan" and, with the Stock Incentive Plan, the "Option Plans") will be subject to the terms of the applicable French Option Plan and to a new certificate to be issued by the Company under the applicable plan.

         Subject to, and effective upon, the Company's acceptance of the Renounced Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Renounced Options.

         I hereby represent and warrant that I have full power and authority to renounce the benefit of the Renounced Options and that, when and to the extent that the Renounced Options are accepted for cancellation by the Company, the Renounced Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option grant agreement or certificate, as applicable) and the Renounced Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the renunciation of the right to the benefit of the Renounced Options for New Options pursuant to the Offer.

         I understand and acknowledge that:

         (1) I may renounce the benefit of all of my options granted under the Option Plans and that I am not required to renounce the benefit of any of such options in the Offer. However, to participate, I must renounce the benefit of all such options (no partial renunciation of options is permitted).

         (2) All Renounced Options properly renounced prior to 11:59 p.m., eastern standard time, on December 18, 2002, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"), and not properly withdrawn that are cancelled in the Offer will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including my continued employment and the other conditions described in Sections 1, 5, 6 and 8 of the Offer to Renounce.

         (3) Upon the Company's acceptance of the Renounced Options, I understand that the option grant agreements or certificates, as applicable, to which the Renounced Options are subject will terminate automatically and the Company will terminate and cancel all then outstanding options thereunder. All New Options will be subject to the terms and conditions of the applicable Option Plan and the terms of a new option option grant agreement or certificate, as applicable, to be issued by the Company, a copy of which I will receive after the New Options are granted.

         (4) The New Options will be granted on or about the first regularly scheduled meeting of our board of directors following the end of the six-month and one day period following the date the Renounced Options are cancelled to Eligible Employees who are actively employed on that grant date. One new option will be granted for every one Renounced Option cancelled in the offer, subject to adjustments for any stock splits, stock dividends and similar events, in accordance with the terms of the applicable Option Plan.

         The New Options will have (a) an exercise price (also known as the grant price or subscription price) determined based on the "market value" of the Shares as of the grant date of the New Options, in accordance with the terms of the applicable Option Plan, (b) a term of eight years from the date of grant of the related Renounced Options, subject to earlier expiration upon termination of employment, death or retirement, and (c) the same vesting schedule and vesting dates as the related Renounced Options. If the Renounced Options are incentive stock options, the New Options will be granted as incentive stock options to the maximum extent they qualify as incentive stock options under the U.S. Federal tax laws on the date of grant. Any New Options that exceed the limit for incentive stock options will be deemed to be non-qualified stock options.

         (5) To be entitled to the New Options after my Renounced Options have been cancelled in the Offer, I must meet all of the following conditions:

         >> I must be continuously and actively employed by the Company or one of its subsidiaries or on an authorized leave of absence from such employment from the date I renounce the benefit of my Renounced Options to and including the date of grant of the New Options; and

         >> If I am on an authorized leave of absence on the New Option grant date, I must return to active employment before the first regularly scheduled meeting of our board of directors following the six-month and one-day period following the date renounced eligible options are cancelled; and and

         >>  Prior to the new option grant date, I must not have:

             o received a notice from Genesys or one of its subsidiaries that my employment is being terminated; or

             o given notice of my resignation or elected to retire from Genesys or one of its subsidiaries.

         If for any reason I do not meet all of the foregoing conditions, I will not receive any New Options or any other consideration or payment for the Renounced Options. If I am on an authorized leave of absence on the New Option grant date and I return to active employment with the Company or one of its subsidiaries before the first regularly scheduled meeting of our board of directors following the six-month and one-day period following the date renounced eligible options are cancelled, I will be entitled to a grant of New Options within sixty (60) days of the date I return to active employment. The exercise price (also known as the grant price or subscription price) of the New Options will be determined based on the "market value" of the Shares as of the date of grant of the New Options, in accordance with the terms of the applicable Option Plan, provided that in no event can the exercise price of the new options be less than the nominal value of one of our ordinary shares.

         (6) For purposes of the New Options that are Incentive Stock Options, a determination as to whether the sale of shares is a disqualifying or qualifying disposition, will be based on the date such New Options are granted, not the date the Renounced Options were initially granted.

         (7) By renouncing the right to the benefit of my Renounced Options pursuant to the procedure described in Section 3 of the Offer to Renounce and in the instructions to this Letter, I accept the terms and conditions of the Offer. The Company's acceptance for renunciation of the Renounced Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

         (8) Under certain circumstances set forth in the Offer to Renounce, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Renounced Options.

         (9) If I choose not to renounce the benefit of all of my options that are eligible for renunciation under the Offer or my Renounced Options are not accepted for renunciation, all such options shall remain outstanding and retain their current exercise price and vesting schedule.

         (10) The Company has advised me to consult with my own advisors (including my own tax advisors) as to the consequences of participating or not participating in the Offer.

         (11) I agree to all of the terms and conditions of the Offer as they appear in the Offer (English version).

         All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this renunciation is irrevocable.

         The Offer is not being made to (nor will any renunciation of rights to the benefit of options be accepted from or on behalf of) eligible employees if the making or acceptance of the Offer would not be in compliance with applicable laws, as determined by Genesys.

         This letter must be completed and signed in the space below. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this letter.

         I hereby renounce the benefit of all of my options to purchase ordinary shares or American Depositary Shares of Genesys S.A. that were granted to me under the Genesys Stock Incentive Plan and/or the 1998 French stock option plan that are outstanding on the expiration date of the Offer.


                                        SIGNATURE OF OWNER

                                        X
                                          --------------------------------------
                                            (Signature of Holder or Authorized
                                            Signatory- -
                                            See Instructions 1 and 4)


                                        Capacity:
                                                  -------------------------

                                        Date:                             , 2002
                                             -----------------------------


                                        Print Name:
                                                   -----------------------------

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Telephone No.
                                          (with area code):
                                                           ---------------------

                                        Email Address:
                                                      --------------------------

Acceptance Letter

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. Delivery of Acceptance Letter. A properly completed and signed original of the signature page of this Letter (or a facsimile thereof) must be received by the Company at its address or facsimile number set forth on the front cover of this Letter on or before the Expiration Date. Only the signature page of this Letter is required to be delivered to the Company; you are not required to deliver the option grant agreements or certificates, as applicable, for Renounced Options or any of the other pages of the Letter. Affected eligible employees will be notified separately of any additional documents that may be required.

         The only acceptable methods of delivery of the signed signature page are regular external mail or facsimile, as indicated above. The method by which you deliver the signed signature page is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If you elect to deliver your signed signature page by external mail, the Company recommends that you use registered mail with return receipt requested. Delivery by any form of interoffice mail will not be accepted. In all cases, you should allow sufficient time to ensure timely delivery.

         Renunciations of eligible options made pursuant to the Offer may be withdrawn at any time prior to 11:59 p.m., eastern standard time, on December 18 2002. You must withdraw your renunciation of all of your Renounced Options; you may not withdraw your renunciation of only a portion of your Renounced Options. If the Offer is extended by the Company beyond that time, you may withdraw your renunciation of your Renounced Options at any time until the extended expiration of the Offer. In addition, unless the Company accepts your renunciation before 11:59 p.m., eastern standard time, on December 18, 2002, you may withdraw your renunciation of your Renounced Options at any time after January 16, 2003. To withdraw your renunciation of your Renounced Options we must receive the signature page of the withdrawal letter in the form attached to the end of the Offer document, or a facsimile thereof, signed by you while you still have the right to withdraw your renunciation of your Renounced Options. Withdrawals may not be rescinded and any Renounced Options withdrawn will thereafter be deemed not properly renounced for purposes of the Offer unless such withdrawn options are properly renounced again prior to the Expiration Date by following the procedures described above.

         The Company will not accept any alternative, conditional or contingent renunciations. All renouncing eligible employees, by signing this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their renunciation, except as provided for in the Offer to Renounce.

         2. Renunciation. If you intend to renounce the benefit of you eligible options pursuant to the Offer, you must renounce your right with respect to all of your eligible options that are outstanding on the Expiration Date.

         3. Signatures on This Acceptance Letter. If this Letter is signed by the eligible employee who is the holder of the Renounced Options, the signature must be by such employee.

         If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

         4. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Renounce or this Letter may be directed to Mr. Patrick Janel, at the address and telephone number given on the front cover of this Letter. Copies will be furnished at the Company's expense.

         5. Irregularities. All questions as to the number of eligible options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for renunciation of any eligible options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all renunciations of eligible options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the renunciation of any particular eligible options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No renunciation of eligible options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in renunciations, and no person will incur any liability for failure to give any such notice

         Important: To accept the Offer, the signed signature page to this Letter (or a facsimile copy thereof) must be received by the Company on or prior to the Expiration Date. You must deliver a properly signed paper copy of the signature page to this Letter by regular external mail or facsimile. Delivery by any form of interoffice mail will not be accepted.

         6. Important Tax Information. You should refer to Sections 13 and 14 of the Offer to Renounce, which contains important United States tax information.